Press Release

Excelerate Energy Finishes Year Strong, Delivering Record Full Year Results in 2024

The Woodlands, TX, February 26, 2025 – Excelerate Energy, Inc. (NYSE: EE) (Excelerate or the Company) today reported its financial results for the fourth quarter ended December 31, 2024.

RECENT Highlights

•
Reported Net Income of $46.1 million for the fourth quarter and $153.0 million for the full year 2024
•
Reported Adjusted EBITDA of $91.6 million for the fourth quarter and $348.2 million for the full year 2024
•
Declared a quarterly cash dividend of $0.06 per share, payable on March 27, 2025

CEO Comment

“2024 was an exceptional year for Excelerate. We delivered record full year financial results while maintaining our standard of operational excellence,” said Steven Kobos, President and Chief Executive Officer of Excelerate. “Our continued success, driven largely by the performance of our core regasification business, has positioned us as the industry leader in FSRUs and downstream LNG infrastructure. As a U.S. LNG company with a global presence, we remain well positioned to connect growing global LNG supply to attractive demand centers around the world.”

Kobos continued, “In 2025, we will continue to focus on expanding our fleet, optimizing our LNG supply portfolio, and pursuing strategic investments in both FSRU-based import terminals and downstream LNG infrastructure. We are committed to executing our growth strategy, and we look forward to announcing key initiatives that will drive value creation for our shareholders in the near and mid-term.”

2025 GUIDANCE

•
Full year 2025 Adjusted EBITDA expected to range between $340 million and $360 million
•
Maintenance Capex expected to range between $60 million and $70 million
•
Committed Growth Capital, which is defined as capital allocated and committed to specific investments for previously approved capital projects, is expected to range between $65 million and $75 million

Fourth Quarter AND Full YEAR 2024 Financial REsults

	For the three months ended		For the full year ended
(In millions, except per share amounts)	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Revenues	$274.6	$193.4	$851.4	$1,159.0
Operating Income	$60.2	$59.7	$215.0	$210.6
Net Income	$46.1	$45.5	$153.0	$126.8
Adjusted EBITDA (1)	$91.6	$92.3	$348.2	$346.8
Earnings Per Share (diluted)	$0.40	$0.35	$1.27	$1.11

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net Income and Adjusted EBITDA for the full year 2024 increased primarily due to various charter rate increases and a full year of earnings for the FSRU Excelsior, partially offset by the transition of the FSRU Sequoia to a time charter party agreement in the first quarter of 2024. Net income also increased due to lower depreciation expense driven by an update to the Company's FSRU useful life assumption in the fourth quarter of 2023.

Net Income and Adjusted EBITDA for the fourth quarter of 2024 were essentially flat to the third quarter of 2024 primarily due to higher operating costs related to scheduled maintenance offset by further optimization of LNG cargo sales.

Liquidity and capital resources

As of December 31, 2024, Excelerate had $537.5 million in cash and cash equivalents and the Company had issued $22.8 million in letters of credit under its revolver. All of the $327.2 million of undrawn capacity under the revolver was available for additional borrowings as of December 31, 2024.

On February 20, 2025, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.06 per share, or $0.24 per share on an annualized basis, of Class A common stock. The dividend is payable on March 27, 2025, to Class A common stockholders of record as of the close of business on March 12, 2025.

2025 Financial Outlook

The Company expects Adjusted EBITDA to range between $340 million and $360 million for the full year 2025. Maintenance Capex for 2025 is expected to range between $60 million and $70 million. Committed Growth Capital is expected to range between $65 million and $75 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, February 27, 2025. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, London, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other non-recurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2024 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

We use Adjusted Gross Margin, a non-GAAP financial measure, which we define as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure our operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of our assets. Our computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

We adjust net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. This measure has limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, Adjusted EBITDA has significant limitations which affect its use as an indicator of our profitability and valuation, and you are cautioned not to place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate Energy, Inc. (“Excelerate,” and together with its subsidiaries “we,” “us,” “our” or the “Company”) and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which we operate or plan to operate, objectives of management for future operations, and our share repurchase program, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2023, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or existing or anticipated project cancellations; the competitive market for liquefied natural gas (“LNG”) regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; risks associated with conducting business outside of the United States, including political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our vessels; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations under gas sales agreements and/or LNG sales agreements or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; the technical complexity of our floating storage and regasification units (“FSRUs”) and LNG import terminals and related operational problems; the risks inherent in operating our FSRUs and other LNG infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; shortages of qualified officers and crew impairing our ability to operate or increasing the cost of crewing our vessels; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; and other risks, uncertainties and factors set forth in any of our filings with the SEC. These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including international wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that the statements provided herein are supported by information obtained in a reasonable manner, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended		For the full year ended
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$154,044	$150,139	$612,164	$506,810
Gas sales	120,528	43,280	239,273	652,153
Total revenues	274,572	193,419	851,437	1,158,963
Operating expenses
Cost of revenue and vessel operating expenses (exclusive of items below)	52,987	45,431	215,610	228,165
Direct cost of gas sales	115,294	41,399	227,745	518,394
Depreciation and amortization	22,598	23,031	98,939	114,323
Selling, general and administrative expenses	23,477	23,819	94,148	87,476
Total operating expenses	214,356	133,680	636,442	948,358
Operating income	60,216	59,739	214,995	210,605
Other income (expense)
Interest expense	(11,451)	(11,711)	(47,365)	(52,468)
Interest expense – related party	(3,367)	(3,411)	(13,657)	(14,527)
Earnings from equity method investment	562	562	2,247	883
Other income, net	5,724	6,525	22,913	15,598
Income before income taxes	51,684	51,704	179,133	160,091
Provision for income taxes	(5,613)	(6,158)	(26,099)	(33,247)
Net income	46,071	45,546	153,034	126,844
Less net income attributable to non-controlling interest	35,144	36,591	120,156	96,432
Net income attributable to shareholders	$10,927	$8,955	$32,878	$30,412

Net income per common share – basic	$0.45	$0.36	$1.29	$1.16
Net income per common share – diluted	$0.40	$0.35	$1.27	$1.11
Weighted average shares outstanding – basic	24,187,118	25,009,326	25,400,181	26,256,104
Weighted average shares outstanding – diluted	106,960,126	25,468,541	25,844,735	108,299,587

Excelerate Energy, Inc.

Consolidated Balance Sheets (Unaudited)

	December 31, 2024	December 31, 2023
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$537,522	$555,853
Current portion of restricted cash	2,612	2,655
Accounts receivable, net	119,960	97,285
Current portion of net investments in sales-type leases	43,471	16,463
Other current assets	50,714	27,356
Total current assets	754,279	699,612
Restricted cash	14,361	13,950
Property and equipment, net	1,622,896	1,649,779
Net investments in sales-type leases	376,814	383,547
Investment in equity method investee	19,295	21,269
Deferred tax assets, net	27,559	42,948
Other assets	68,011	49,274
Total assets	$2,883,215	$2,860,379
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$7,135	$13,761
Accrued liabilities and other liabilities	71,573	89,796
Current portion of deferred revenue	58,185	27,169
Current portion of long-term debt	46,793	42,614
Current portion of long-term debt – related party	8,943	8,336
Current portion of finance lease liabilities	23,475	22,080
Total current liabilities	216,104	203,756
Long-term debt, net	286,760	333,367
Long-term debt, net – related party	161,952	171,693
Finance lease liabilities	167,908	189,807
TRA liability	58,736	67,061
Asset retirement obligations	43,690	41,834
Long-term deferred revenue	27,722	29,098
Other long-term liabilities	31,842	14,409
Total liabilities	$994,714	$1,051,025
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 26,432,131 shares issued as of December 31, 2024 and 26,284,027 shares issued as of December 31, 2023)	$26	$26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of December 31, 2024 and December 31, 2023)	82	82
Additional paid-in capital	467,429	465,551
Retained earnings	72,322	39,754
Accumulated other comprehensive income	502	505
Treasury stock (2,564,058 shares as of December 31, 2024 and 20,624 shares as of December 31, 2023)	(52,375)	(472)
Non-controlling interest	1,400,515	1,303,908
Total equity	$1,888,501	$1,809,354
Total liabilities and equity	$2,883,215	$2,860,379

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the year ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities	(In thousands)
Net income	153,034	$126,844
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	98,939	114,323
Amortization of operating lease right-of-use assets	2,005	14,663
ARO accretion expense	1,856	1,774
Amortization of debt issuance costs	3,392	6,377
Deferred income taxes	3,818	(3,321)
Share of net earnings in equity method investee	(2,247)	(883)
Distributions from equity method investee	1,800	4,725
Long-term incentive compensation expense	7,228	3,639
(Gain)/loss on non-cash items	(44)	1,001
Changes in operating assets and liabilities:
Accounts receivable	(21,146)	(20,993)
Other current assets and other assets	(49,256)	156,470
Accounts payable and accrued liabilities	(25,285)	(61,585)
Current portion of deferred revenue	31,016	(117,638)
Net investments in sales-type leases	25,715	12,898
Tax receivable agreement liability	(3,433)	(5,890)
Other long-term liabilities	17,045	(519)
Net cash provided by operating activities	$244,437	$231,885

Cash flows from investing activities
Purchases of property and equipment	(113,257)	(312,735)
Sales of property and equipment	—	4,101
Net cash used in investing activities	$(113,257)	$(308,634)

Cash flows from financing activities
Repurchase of Class A Common Stock	(50,000)	—
Cash received for stock options exercised	223	—
Proceeds from Term Loan Facility	—	250,000
Repayments of long-term debt	(44,568)	(86,566)
Repayments of long-term debt – related party	(9,134)	(8,404)
Payment of debt issuance costs	—	(7,660)
Principal payments under finance lease liabilities	(20,504)	(20,619)
Taxes withheld for long-term incentive compensation	(400)	(52)
Dividends paid	(3,361)	(2,626)
Distributions	(22,537)	(16,178)
Minority owner contribution – Albania Power Project	1,257	3,462
Net cash provided by (used in) financing activities	$(149,024)	$111,357

Effect of exchange rate on cash, cash equivalents, and restricted cash	(119)	(121)

Net increase (decrease) in cash, cash equivalents and restricted cash	(17,963)	34,487

Cash, cash equivalents and restricted cash
Beginning of period	$572,458	$537,971
End of period	$554,495	$572,458

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the period indicated.

	For the three months ended		For the full year ended
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
	(In thousands)
FSRU and terminal services revenues	$154,044	$150,139	$612,164	$506,810
Gas sales revenues	120,528	43,280	239,273	652,153
Cost of revenue and vessel operating expenses	(52,987)	(45,431)	(215,610)	(228,165)
Direct cost of gas sales	(115,294)	(41,399)	(227,745)	(518,394)
Depreciation and amortization expense	(22,598)	(23,031)	(98,939)	(114,323)
Gross Margin	$83,693	$83,558	$309,143	$298,081
Depreciation and amortization expense	22,598	23,031	98,939	114,323
Adjusted Gross Margin	$106,291	$106,589	$408,082	$412,404

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended		For the full year ended
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
	(In thousands)
Net income	$46,071	$45,546	$153,034	$126,844
Interest expense	14,818	15,122	61,022	66,995
Provision for income taxes	5,613	6,158	26,099	33,247
Depreciation and amortization expense	22,598	23,031	98,939	114,323
Accretion expense	472	466	1,856	1,774
Long-term incentive compensation expense	1,982	1,966	7,245	3,639
Adjusted EBITDA	$91,554	$92,289	$348,195	$346,822

	2025E	2025E
(In millions)	Low Case	High Case
Income before income taxes	$178	$214
Interest expense	60	50
Depreciation and amortization expense	91	81
Long-term incentive compensation expense	9	13
Accretion expense	2	2
Adjusted EBITDA	$340	$360

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.